RESELLER AGREEMENT



THIS AGREEMENT is made this 31st day of March, 1998 by and between Cover-All Systems, Inc. ("CSI"), with offices at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410 and Care Corporation Limited ("the Company"), with offices at Abbott Building, P.O. Box 3186, Main Street, Road Town, Tortola, British Virgin Islands.

WHEREAS,

1. CSI develops and markets software products (including associated user and technical documentation) which are the property of and proprietary to CSI (the "CSI Software Products") together with CSI furnished technical and software support services ("CSI Services"). The CSI Software Products and CSI Services are hereinafter sometimes referred to collectively as the "CSI Product(s)";

2. The Company has, among other things, extensive knowledge and expertise in the marketing, sale and support of software products and services with particular focus on the financial services and insurance industry market sectors and desires to be appointed and authorized to resell CSI Products;

3. CSI has agreed to appoint the Company as a reseller of CSI Products and the Company has agreed to accept such appointment subject to and in accordance with the terms and conditions hereinafter appearing.

ACCORDINGLY IT IS HEREBY AGREED AS FOLLOWS:

1. Scope of this Agreement

Subject to the terms and conditions of this Agreement, including the Exhibits referenced herein and the terms of CSI reseller price and policy bulletins ("Reseller Bulletins") as issued by CSI from time to time, CSI agrees to sell, and the Company agrees to purchase, CSI Products for resale by the Company, to end user customers of the Company, during the term of this Agreement.

2. Appointment as Authorized Reseller

   (a)CSI appoints the Company as an authorized reseller ("Reseller") of the CSI Products more particularly identified and described in Exhibit A hereto, as the same may be amended from time to time pursuant to the provisions of
      Section 2(e) below. The Company agrees to market CSI Products only to commercial end user customers within the market categories and geographical territory more particularly described and set forth in Exhibit B hereto.

   (b)"Reseller" as used in this Agreement means an entity which, in the normal course of its business, markets and sells the products and/or services of a third party through a direct sales force to end user customers of the Reseller.

   (c)As an authorized Reseller, the Company agrees to comply with all instructions and directives, relating to authorized Resellers as contained in Reseller Bulletins issued by CSI.

   (d)This appointment is non-exclusive and will not prevent CSI from appointing other resellers of any kind or from directly marketing the CSI Products to end user customers and/or from supplying CSI Products for resale to other resellers. The Company will not market or deliver CSI Products to those companies (if any) listed in Exhibit C to this Agreement unless the Company receives express authorization from CSI which is documented by means of a written amendment to this Agreement executed on behalf of each of the parties hereto.


                                    -1-
                                         03/31/98/JOD/12006/001/AGREE/263000.2

3. Orders, Delivery and Acceptance

   (a)All orders (including but not limited to orders placed using the Company's standard form of purchase order) issued by the Company hereunder shall be in writing, shall refer to this Agreement and to the applicable "End User Agreement" (as such term is defined in Section 9 below) and shall be forwarded to CSI at the address set forth above. Such orders shall identify the type and quantity of CSI Products to be furnished by CSI to the Company and specify the requested delivery date for CSI Software Products and the time frame for the performance of CSI Services. Any additional terms and conditions contained in or endorsed on any such order or any other document accompanying or referenced by such order are of no effect, and CSI hereby gives notice of objection to such additional terms. Orders will bind CSI only when acknowledged and accepted by written confirmation from CSI. CSI shall issue written acceptance or rejection of an order no later than ten (10) days from the receipt of any order form.

   (b)For orders canceled, rescheduled or otherwise changed by the Company, CSI may impose a reasonable cancellation, rescheduling, or change fee.

   (c)Delivery of CSI Software Products which have been released for general commercial distribution will be made no later than thirty (30) days from the date of acceptance of the Company's order by CSI. The delivery date applicable to CSI Software Products which have not been released for general commercial distribution will be mutually agreed upon in writing by CSI and the Company prior to acceptance of the applicable order by CSI. The dates for the furnishing of CSI Services will be mutually agreed upon in writing by CSI and the Company prior to acceptance of the applicable order by CSI. With the Company's prior approval, CSI may make partial deliveries against any of the Company's orders, which deliveries will be invoiced and paid for in accordance with the terms of this Agreement notwithstanding the requirement to make subsequent deliveries against the same order.

   (d)CSI will ship CSI Software Products in accordance with its standard practices. CSI will deliver CSI Software Products and furnish CSI Services to the location(s) specified in the Company's order. Risk of loss and damage to CSI Software Products will pass to the Company upon delivery to the location specified in the applicable order. CSI Software Products will be deemed accepted if the Company does not give CSI written notice of rejection within 30 days after the date of shipment by CSI.

   (e)CSI may delete any CSI Product from Exhibit A of this Agreement at any time upon ninety (90) days prior written notice to the Company. CSI may add products and/or services to Exhibit A of this Agreement at any time upon written notice to the Company. CSI makes no commitment to offer any CSI Products to the Company other than such products and services as are specified in Exhibit A hereto.

4. Reports and Records

      The Company will submit to CSI, if requested by CSI, financial reports and other financial data as may be reasonably requested by CSI, and will retain for two years its accounts, agreements and other business records relating to sales of the CSI Products. The Company will permit CSI, upon reasonable notice during normal business hours, to examine such reports, financial data and records for the limited purposes of analyzing the Company's financial condition and verifying its compliance with the terms of this Agreement.

5. Prices and Discounts

   (a)Prices for CSI Products will be the CSI commercial list price in effect on the date CSI accepts the Company's order, less the applicable reseller discount as specified in CSI's then current applicable "Reseller Bulletin(s)." CSI may revise its list prices, Reseller discounts, or both at any time upon written notice to Company. If the Company's actual price after discount for a CSI Product is increased by any such a revision or revisions, then CSI shall give the Company at least ninety (90) days prior written notice of such revision or revisions with

                                    -2-
                                         03/31/98/JOD/12006/001/AGREE/263000.2
      respect to the CSI Product(s) affected by any such revision(s), in every other case CSI shall give the Company not less than ten (10) days written notice of any change to CSI's list price for any of the CSI Products and/or Reseller Discounts. The Company will be notified of list price and discount revisions by means of Reseller Bulletins issued by CSI.

      [i] Price decreases will apply to orders shipped after the effective date of the applicable price decrease.

      [ii]Any price increase will apply to orders received after the effective date of the applicable price increase and to all orders received before its effective date but scheduled for delivery more than one hundred twenty (120) days after such effective date.

      [iiiPrices do not include, and the Company is responsible for, any sales, withholding, use, value added, property and similar taxes levied on CSI Products furnished pursuant to this Agreement and/or other items furnished to the Company by CSI, exclusive of any and all taxes based upon the net income of CSI. Prices for CSI Services do not include the expense of travel, lodging and subsistence incurred in connection with the performance of such services. Such expenses will be billed to and payable by the Company in accordance with CSI's then current travel policy. Any and all travel time to and from a CSI facility (to the Company's facility or a Company end user facility) which is incurred in connection with the provision of CSI Services will be billed to and payable by the Company at the hourly fee rate of the applicable CSI personnel engaged in performing such services.

6. Payment Terms

   (a)Invoices  will be issued by CSI on or after  the date of  shipment  of CSI
      Software Products. Invoices in respect of CSI Services will be rendered annually in advance for standard software maintenance services and monthly in arrears for other CSI Services. Payment terms are net thirty (30) days from the date of invoice. Charges for change, rescheduling or cancellation fees, and for other items or services will be invoiced as incurred. CSI reserves the right to change payment terms at any time, upon not less than ten (10) days prior written notice to the Company, if in CSI's reasonable opinion the Company's financial condition or payment record so warrant.

   (b)CSI may impose a late payment charge equal to the lesser of (i) 1 1/2% per month of the outstanding amount due, or (ii) the maximum rate allowed by law. If the Company becomes delinquent in the payment of any amount due, CSI may suspend performance under this Agreement, without prejudice to any and all other remedies available to CSI (for nonpayment) under this Agreement or at law or in equity.

7. Obligations of Company

   (a)The Company will actively promote and market the CSI Products in accordance with the Company's then current and approved Marketing and Business Plan.

   (b)On an ongoing basis the Company will (i) maintain a qualified sales and technical staff of appropriate size, experienced in the sale, implementation and support of client/server software applications, and knowledgeable in the CSI Products and related items; (ii) provide end user customers with technical support and training in the use of the CSI Software Products, and (iii) provide adequate and attractive facilities for the display and demonstration of CSI Software Products.

   (c)Immediately upon receipt thereof, the Company will notify CSI of any legal or other notices which may affect CSI or its licensors and will promptly respond to any complaints regarding CSI Products made by the Company's end user customers and will timely notify CSI of any such complaint which is not promptly resolved by the Company.

   (d)The Company will market CSI Products only pursuant to the terms of this Agreement.

                                    -3-
                                         03/31/98/JOD/12006/001/AGREE/263000.2

8. Obligations of CSI

   (a)CSI will make available, to a reasonable number of the Company's sales and technical staff, training and related materials with respect to the design, implementation and use of CSI Software Products. Availability and details of such training (including charges, if any) will be as specified in CSI's then current applicable Reseller Bulletin.

   (b)CSI will provide the Company, at no charge, with (i) a reasonable quantity of brochures and sales promotion material with respect to the CSI Products. Upon written request from the Company, CSI will furnish additional copies of such materials at CSI's then current charges.

   (c)CSI will provide the Company with periodic marketing communications and updates in respect of the CSI Products.

   (d)CSI will provide the Company with object code demonstration versions of CSI Software Products in order to facilitate the demonstration of such products by the Company to end user customers and prospects of the Company.

   (e)CSI will, as mutually agreed upon with the Company, and on a case by case basis, provide pre-sales support to the Company when such support is required in connection with the conclusion of a sale of CSI Products to an end user customer or prospect of the Company.

   (f)CSI will provide the Company with reasonable access to CSI product demonstration capabilities at CSI's facility in Fair Lawn, New Jersey or at such other CSI facility as is designated by CSI to the Company.

9. Warranties and Disclaimers

   (a)CSI warrants that each CSI Software Product furnished to the Company pursuant to this Agreement will perform (in its unaltered format) in accordance with the functional specifications for such CSI Software Product as documented in the application description manual ("ADM") for each such CSI Software Product when executed and operated by the designated computer equipment and software configuration more particularly described and set forth in Exhibit D hereto. CSI will deliver the applicable ADM for each software product ordered hereunder together with delivery of each such CSI Software Product. The duration of this warranty is ninety (90) days from the date of first delivery of each CSI Software Product by, or on behalf of, the Company to its original end user customer. CSI's obligation under this warranty shall be to replace any CSI Software Product which is defective due to damaged or defective software storage media and/or to correct any errors in a CSI Software Product which are causing such product not to substantially conform to the functional specifications set forth in the applicable ADM.

   (b)EXCEPT AS  PROVIDED  IN  SECTION  12  (INFRINGEMENT  INDEMNIFICATION)  AND
      SECTION 9(a) ABOVE, CSI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CSI PRODUCTS. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, CSI MAKES NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY OR ALL OF THE CSI PRODUCTS.

   (c)The warranty set forth in 9(a) above does not apply to any CSI Software Product which (i) has been altered, except by or under the direction of CSI; (ii) has not been handled, installed, maintained or operated in accordance with CSI instructions; or (iii) has been damaged by accident, misuse, negligence or external factors.

10.End User Customer Agreements

   (a)CSI will provide the Company with end user customer agreement forms (the "End User Agreement") with respect to the licensing and provision of CSI Products.

                                    -4-
                                         03/31/98/JOD/12006/001/AGREE/263000.2

   (b)The Company will make its end user customers aware of the terms and conditions of the End User Agreement during the course of the sales cycle to each such end user customer. The Company will obtain three (3) copies of a signed End User Agreement from each end user customer prior to submission of an order for CSI Products. The Company will promptly forward all three (3) copies of each signed End User Agreement (duly executed by each of the Company and the end user customer) to CSI. Upon acceptance of the order relating to any such End User Agreement, CSI will execute all three (3) originals of the End User Agreement and return two (2) fully executed originals to the Company. The Company will return one (1) fully executed original to the end user customer and retain the other fully executed original in the Company's files for a period of not less than seven (7) years.

   (c)The  Company's   obligations  under  this  Section  10  will  survive  the
expiration or termination of this Agreement.

11.Limitation of Liability and Indemnification

   (a)THE COMPANY'S SOLE AND EXCLUSIVE REMEDIES FOR DIRECT DAMAGES FROM ANY CAUSE RELATING TO OR ARISING OUT OF THIS AGREEMENT WHETHER BASED ON NEGLIGENCE, BREACH OF CONTRACT, WARRANTY OR OTHER LEGAL THEORY, WILL BE THOSE PROVIDED IN THIS AGREEMENT. EXCEPT FOR CLAIMS ARISING OUT OF CSI OBLIGATIONS UNDER SECTION 12, CSI'S LIABILITY FOR ANY AND ALL CLAIMS (ARISING OUT OF OR RELATING TO THIS AGREEMENT) WHETHER BASED ON NEGLIGENCE, BREACH OF CONTRACT, WARRANTY OR OTHER LEGAL THEORY, SHALL NOT EXCEED THE ACTUAL AMOUNT PAID BY THE COMPANY FOR THE SPECIFIC PRODUCT(S), SERVICE(S), OR OTHER ITEM(S), GIVING RISE TO THE CLAIM.

   (b)IN NO EVENT WILL CSI BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, LOSS OF GOODWILL OR OTHER DIMINUTION IN THE VALUE OF THE COMPANY"S BUSINESS, REVENUES, PROFITS OR SAVINGS, EVEN IF CSI KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

   (c)Except for the remedies provided to the Company in this Agreement, the Company will indemnify and hold CSI harmless against any claims, costs, damages and liabilities arising out of or in any way connected with (i) any breach of this Agreement by Company, its employees or agents and (ii) any claim by end user customers or other third parties with respect to Company's products or other non-CSI products provided, recommended or referred by the Company or recommended, referred or introduced to the Company as provided in (d) below. Such indemnification will include all reasonable legal fees and other costs incurred by CSI in defending any such claims. Termination of this Agreement will not affect the Company's indemnification obligations pursuant to this Section 11(c).

   (d)CSI may direct the Company to third parties having products which may be of interest to the Company for marketing or use in conjunction with CSI Products. Notwithstanding any CSI recommendation, referral or introduction, the Company will independently investigate and test third party products and will have sole responsibility for determining suitability for marketing or use of third party products. CSI has no liability with respect to claims relating to or arising from the marketing, sale or use of such third party products.

   (e)CSI shall have no liability with respect to any claim of the Company or a third party on account of, resulting from, or arising out of the use of any software product furnished to the Company by CSI (pursuant to this agreement) and which software product is provided to CSI by a third party licensor (including software derived from such third party licensor's software). Licensors of software to CSI shall have no obligation to furnish any assistance, information or documentation with respect to any such software product.


                                    -5-
                                         03/31/98/JOD/12006/001/AGREE/263000.2

12.Infringement Indemnification

   (a)CSI, at its own expense, will defend and indemnify the Company against any claim that CSI Software Products (to include the intellectual property of any third party which is comprised in any of the CSI Software Products) furnished under this Agreement infringe a United States patent or copyright or are subject to any claim of misappropriation of trade secrets protected under United States law, provided the Company (i) gives CSI prompt written notice of any such claim (of which the Company has actual notice, whether direct or indirect) in the manner prescribed by Section 17 of this Agreement, (ii) permits CSI to defend or settle the claim, and
      (iii) provides all reasonable assistance to CSI in defending or settling such claim.

   (b)As to any CSI Software Product which is or, in the opinion of CSI, may become subject to a claim of infringement or misappropriation, CSI may elect to (i) obtain the right of continued remarketing and use of such CSI Software Product for the Company or (ii) replace or modify such CSI Software Product to avoid such claim. If neither alternative is, in the opinion of CSI, available on commercially reasonable terms, then the Company, at the request of CSI, will discontinue remarketing of the affected CSI Software.

   (c)CSI will not defend or indemnify the Company if any claim of infringement or misappropriation (i) results from modification or alteration of any CSI Software Product by the Company or any third party, or (ii) results from use of any CSI Software Product in combination with any non-CSI product.

   (d)This Section 12 states the entire liability of CSI and the Company's sole and exclusive remedies for patent or copyright infringement and trade secret misappropriation.

   (e)The provisions of this Section 12 shall survive the expiration or termination of this Agreement.

13.License Rights With Respect to CSI Software Products

   (a)Title to all CSI Software Products supplied to the Company by CSI under this Agreement will remain with CSI or its licensors, and the Company will acquire no rights whatsoever to any CSI Software Product except as expressly granted and set forth in this Section 13.

   (b)Subject always to the Company's compliance with all of the provisions of this Section 13 CSI hereby grants to the Company a personal, non-transferable and non-exclusive right to: (i) distribute the CSI Software Products only to end user customers of the Company which have entered into an executed End User Agreement as provided for by Section 10 hereof, (ii) use for demonstration purposes such object code versions of CSI Software Products as may bc provided to the Company by CSI in order to effect the purposes of this Agreement, (iii) install CSI Software Products on the Company's end user customer computer equipment subject to such end user customer having entered into an End User Agreement which has been executed by such customer and CSI, and (iv) use CSI Software Products furnished to an end user customer of the Company (subject to such end user customer having entered into an End User Agreement which has been executed by such customer and CSI) for the purpose of providing such end user customer with implementation, training and/or technical support services.

   (c)The Company shall not delete or alter any proprietary rights or similar notices appearing on CSI Software Products.

   (d)The Company acknowledges that the CSI Software Products (and all intellectual property relating to or comprised in the CSI Software Products, including but not limited to any or all of the program code, system architecture or design of the CSI Software Products) are valuable proprietary trade secrets of CSI and that the Company shall maintain the CSI Software Products in the strictest confidence in accordance with the stipulations of this Agreement.


                                    -6-
                                         03/31/98/JOD/12006/001/AGREE/263000.2

   (e)The Company agrees (except as is expressly authorized by this Agreement) not to use, provide, or otherwise disclose, or make available to any person or entity, in whole or in part, any CSI Software Product except as authorized by and subject to the terms of this Agreement. The Company agrees not to reverse engineer, decompile or disassemble any CSI Software Product, or any part or portion thereof, or to create or to attempt to create a derivative work based upon the CSI Software Products or any of them or any part or portion thereof, including but not limited to the system design and architecture of the CSI Software Products.

   (f)The Company agrees to apply the same standard of care it applies to protect its own confidential and proprietary information to protect the CSI Software Products. The Company shall advise all of Company's employees having a need to use the CSI Software Products on the Company's behalf, for the purposes contemplated by this Agreement, of the proprietary and confidential nature of the CSI Software Products and all of the Company's obligations hereunder with respect to the use and safeguarding of the CSI Software Products. Each such employee shall be obligated to protect the CSI Software Products from unauthorized disclosure (as required by the terms of this Agreement) pursuant to an appropriate written and executed non-disclosure agreement.

14.Trademarks and Trade Names; Advertising

   (a)As an authorized Reseller, the Company shall have the right to use the legend "Authorized Reseller of Cover-All Systems Software Products and Services" in signs, advertising, correspondence, proposals or other materials, provided that such legend appears in type smaller and less prominent than the Company's own name or mark.

   (b)CSI will provide the Company with formats for use by the Company in advertising and promoting the CSI Products. In using the formats, the Company will comply with all related instructions provided by CSI. In addition, CSI will provide the Company with written guidelines to assist the Company in developing other advertising and promotional programs and materials for the CSI Products. All materials relating to advertising, promotion or any other form of publicity with respect to the CSI Products must be submitted by the Company to CSI and approved in writing by CSI (except as to price and terms of sale the Company intends to offer) prior to the use of any such materials by the Company.

   (c)No right or license is granted by CSI to the Company to use CSI trademarks or trade names except as they appear on the CSI Products marketed by the Company or as authorized by CSI in connection with the advertising or promoting of such products. The Company will not affix any CSI trademarks, logos or trade names to any of the Company's products and will not disturb any legend, notice, label, plate, designation of any CSI trademark, logo or trade name or serial numbers on CSI Products.

   (d)The Company will not include CSI trademarks or trade names in any name under which the Company does business.

15.Protection of Confidential & Proprietary Information

   (a)For the purposes of this Agreement, "Information" means any information (including but not limited to technical, financial and business information) which is confidential and/or proprietary to CSI or the Company and which information is marked or designated "proprietary", "restricted", "confidential" or with a similar notice or designation.

   (b)Each party agrees that any Information that is furnished or made available or otherwise disclosed to the other party pursuant to this Agreement shall remain the property of the disclosing party.

   (c)Each party further acknowledges that any and all Information, disclosed hereunder, is valuable proprietary and confidential information of the disclosing party.


                                    -7-
                                         03/31/98/JOD/12006/001/AGREE/263000.2

   (d)If Information is designated as confidential by an oral statement, the disclosing party shall confirm such disclosure in writing to the receiving party no later than ten (10) days after the oral disclosure and such written confirmation shall state the date and place of the disclosure, the individuals to whom the Information was disclosed and the nature of the Information.

   (e)The parties agree that all Information shall be used solely in connection with effecting the purposes of this Agreement, shall be kept strictly confidential, and shall be treated by the receiving party and by any person authorized pursuant to the terms of this Agreement, to have access thereto, as being valuable confidential and proprietary information of the disclosing party.

   (f)The receiving party shall not, without the prior written consent of the disclosing party hereto, disclose, provide or otherwise make available Information to any person or entity other than those of its employees who have a need to know such Information in order for the receiving party to carry out its obligations or exercise its rights hereunder. The receiving party shall require its employees who have access to Information to be made aware of its confidential and/or proprietary nature and of the applicable requirements relative to maintaining the confidence of such Information. The receiving party shall enforce these provisions for the benefit of the disclosing party. The receiving party shall protect the disclosing party's Information from unauthorized use or disclosure using the same standard of care which it uses to protect its own proprietary and/or confidential information. The obligations of the parties pursuant to this Section 15 shall survive the termination or cancellation of this Agreement with respect to each item of Information until the Information comes into the public domain through no fault of the receiving party or its employees.

   (g)This section 15 will not be construed to grant to the Company, or to CSI, any license or other rights in Information, except (with respect to the Company only) as is expressly set forth in this Section 15.

   (h)Upon termination of this Agreement, the receiving party will either. (i) promptly destroy (and certify such instruction by written letter of confirmation to the disclosing party) or (ii) return to the disclosing party all copies of Information in the Company's possession.

16.Term and Termination

   (a)This Agreement will begin on the Effective Date specified on the first page of this Agreement and continue in effect unless and until terminated as provided below.

   (b)Either CSI or the Company may terminate this Agreement without cause at any time upon six (6) months prior written notice.

   (c)Except as provided in Sections 16(d) and 16(e), if either party is in breach of any term of this Agreement, which breach (if capable of cure) remains uncured after the expiration of thirty (30) days from the date of written notice of such breach (given by the non breaching party to the other party) then this Agreement may be terminated forthwith by written notice to the breaching party.

   (d)CSI may terminate this Agreement at any time upon not less than ten (10) days prior written notice to the Company if the Company breaches any of its obligations under Sections 9, 12, 13 or 14 hereof and which breach. if capable of cure, remains uncured at the end of the aforesaid ten (10) day notice period.

   (e)If the  Company  fails to meet the terms of  payment  as  provided  for by
      Section 5 of this Agreement, CSI will have the right at any time, after the expiration of ten (10) days from the date of written notice to the Company demanding the payment of any sum which is outstanding, to terminate this Agreement forthwith by giving written notice of such termination to the Company.


                                    -8-
                                         03/31/98/JOD/12006/001/AGREE/263000.2

   (f)Orders outstanding on the effective date of termination will be subject to acceptance or rejection at the sole discretion of CSI, and if accepted all performance by the parties shall be effected as if this Agreement remained in full force and effect. Payment terms for any order(s) accepted pursuant to this Section 16(f) will be as specified by CSI to the Company.

   (g)Upon the effective date of termination (i) the Company will pay CSI for all CSI Products furnished hereunder (irrespective of the dale of delivery) and any all other amounts then owed by the Company to CSI and
      (ii) the Company will discontinue use of its designation as an authorized Reseller of CSI.

17.Other Provisions

   (a)The relationship of CSI and the Company under this Agreement is that of independent contractors and neither is authorized to act as the agent of the other. This Agreement does not create nor is it intended to create any joint venture, franchise or other form of business relationship between the parties hereto. The Company will make no representations with respect to CSI Products other than as set forth in CSI supplied documentation or other materials.

   (b)Any failure or delay by either CSI or the Company in exercising any right or remedy, available to either CSI or the Company under this Agreement or at law or in equity, will not constitute a waiver of any such right or remedy. The waiver of any single act of default will not waive subsequent defaults of the same or different kind.

   (c)The Company shall comply with all applicable laws and regulations of the United States, including, but not limited to those relating to the export of commodities, technical data, and direct products of such technical data. The Company shall obtain written consent or authorization, if required, of the Office of Export Administration of the U.S. Department of Commerce prior to exporting or reexporting Products.

   (d)Neither this Agreement nor any right or obligation hereunder may be assigned by the Company. Any such assignment or attempted assignment shall be void. A change in control or ownership of the Company (or its parent or any affiliated companies) or sale of all or substantially all of the capital stock of the Company will be deemed an assignment. Notwithstanding the foregoing, the Company may assign its rights and obligations hereunder to a subsidiary or affiliate of the Company upon prior written notice to CSI.

   (e)All notices required by this Agreement to be given to the Company will be sent by certified or registered mail to its address on the first page of this Agreement. All notices required by this Agreement to be given to CSI will be sent by certified or registered mail addressed to:

               Cover-All Systems, Inc.
               18-01 Pollitt Drive
               Fair Lawn, New Jersey 07410

               Attention:  President

   (f)If any provision or any part of a provision of this Agreement shall be held to be invalid or unenforceable such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire provision or the Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

   (g)No provisions of this Agreement shall be deemed waived, amended or modified by either party, unless such waiver, amendment or modification is in writing and signed by a duly authorized representative of each of the parties hereto.


                                    -9-
                                         03/31/98/JOD/12006/001/AGREE/263000.2

   (h)Notwithstanding anything in this Contract to the contrary, neither party shall be held responsible for any delay or failure in performance hereunder caused by fires, strikes, embargoes, governmental requirements, civil or military authorities, Act of God or by public enemy, act or omission of common or private carriers or other causes beyond such party's reasonable control and without such party's fault or negligence (each such event being called a "Contingency"). Each party shall promptly notify the other party in writing of any Contingency which occurs during the term of this Agreement and which Contingency impairs such party's ability to perform its obligations pursuant to this Agreement.

   (i)The Company will not engage in any deceptive, misleading, unethical or improper practices which may reflect adversely on CSI or the CSI Products.

   (j)This Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior understandings, agreements, proposals or discussion between them, and neither of the parties shall be bounded by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth on or subsequent to the effective date hereof in writing and signed by a duly authorized representative of each of the parties.


                                    -10-
                                         03/31/98/JOD/12006/001/AGREE/263000.2

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representatives, the day, month and year first before written.

Cover-All Systems, Inc.                      The Company

By:                                          By:

Name: Brian Magowan                          Name: Mark Johnston

Title: Chief Executive Officer               Title: Director


                                    -11-
                                         03/31/98/JOD/12006/001/AGREE/263000.2

                                   EXHIBIT A

                 DESCRIPTION OF CSI SOFTWARE PRODUCTS AND CSI
                  SERVICES WHICH ARE SUBJECT TO THIS RESELLER
                                   AGREEMENT

TAS 2000 Software

Classic produce line

                                         03/31/98/JOD/12006/001/AGREE/263000.2

                                   EXHIBIT B

                     DESCRIPTION OF MARKET CATEGORIES AND
                            GEOGRAPHICAL TERRITORY


     CSI MAY UPON THIRTY DAYS PRIOR NOTICE EXCLUDE FROM THE PURVIEW OF THIS AGREEMENT ANY TERRITORIES OR COUNTRIES TO ENABLE IT TO GRANT EXCLUSIVE OR LIMITED EXCLUSIVE RIGHTS IN SUCH TERRITORIES OR COUNTRIES.

      THE GEOGRAPHIC TERRITORY EXPRESSLY EXCLUDES THE UNITED STATES OF AMERICA.


                                         03/31/98/JOD/12006/001/AGREE/263000.2

                                   EXHIBIT C


                   LISTING OF COMPANIES TO WHICH THE COMPANY
                    WILL NOT MARKET OR RESELL CSI PRODUCTS

                  [If there is no restriction state "None."]

                                         03/31/98/JOD/12006/001/AGREE/263000.2

                                   EXHIBIT D

                       DESIGNATED EQUIPMENT AND SOFTWARE
                   CONFIGURATION IS FOR THE EXECUTION OF CSI
                               SOFTWARE PRODUCTS



                                         03/31/98/JOD/12006/001/AGREE/263000.2